Exhibit 99.1

ORCHID ISLAND CAPITAL ANNOUNCES
FEBRUARY 2014 MONTHLY DIVIDEND AND
JANUARY 31, 2014 MBS PORTFOLIO CHARACTERISTICS

•	February 2014 Monthly Dividend of $0.18 Per Share
•	January 31, 2014 Estimated Book Value per Share of $12.76
•	MBS Portfolio Characteristics as of January 31, 2014
•	Tax Characterization of 2013 Distributions 100% Ordinary Taxable Income
•	Company to Issue 4th Quarter Earnings after the Market Close on Tuesday, February 18, 2014
•	Earnings Conference Call will be Held on Thursday, February 20, 2014 and 10:00 a.m. ET

Vero Beach, Fla., February 11, 2014 - Orchid Island Capital, Inc. (the “Company”) (NYSE MKT:ORC) announced that today the Board of Directors declared a monthly cash dividend for the month of February 2014. The dividend of $0.18 per share will be paid February 28, 2014, to holders of record on February 25, 2014, with an ex-dividend date of February 21, 2014.

The Company intends to make regular monthly cash distributions to its stockholders. In order to qualify as a real estate investment trust (“REIT”) the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that certain percentages of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

Estimated January 31, 2014 Book Value Per Share

The Company’s estimated book value per share as of January 31, 2014 was $12.76.  The Company computes book value per share by dividing total stockholders' equity by the total number of shares outstanding of the Company's common stock. At January 31, 2014, the Company's preliminary estimated total stockholders' equity was approximately $69.1 million with 5,411,665 shares of common stock outstanding.

This press release contains preliminary estimates of the Company’s book value per share, stockholders equity, MBS valuations and various other financial metrics as of January 31, 2014. These preliminary estimates could differ from our actual results due to several factors that include, but are not limited to: (i) additional adjustments in the calculation of our book value as of January 31, 2014, (ii) discovery of new information that alters expectations about month-end results or impacts valuation methodologies underlying these results, (iii) errors in the assessment of portfolio value, and (iv) accounting changes required by GAAP. The amounts as of January 31, 2014 and for the month then ended have not been subjected to an audit or review as defined by professional standards by our independent registered public accounting firm and consequently are not considered final and remain subject to change.

MBS Portfolio Characteristics

Details of the MBS portfolio as of January 31, 2014 are presented below. These figures are preliminary and subject to change.  The information contained herein is an intra-quarter update created by the Company based upon information that the Company believes is accurate:

•	MBS Valuation Characteristics
•	MBS Assets by Agency
•	Investment Company Act of 1940 (Whole Pool) Test Results
•	Repurchase Agreement Exposure by Counterparty
•	MBS Risk Measures

2013 Dividend Tax Characteristics

Orchid’s 2013 distributions of $1.395 per share consisted entirely of ordinary dividends and are characterized as ordinary income.  Stockholders will be notified of the proper tax characterization of Orchid’s dividends by way of IRS Form 1099-DIV.  Due to the complex nature of the applicable tax rules, it is recommended that stockholders consult their tax advisors to ensure proper tax treatment of dividends received.

Earnings Release

The Company expects to issue a press release after market close on Tuesday, February 18, 2014 announcing fourth quarter 2013 results.  An earnings conference call will be hosted Thursday, February 20, 2014 at 10:00 a.m. ET.

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests in Agency RMBS that are either traditional pass-through Agency RMBS or structured Agency RMBS. Orchid Island Capital, Inc. intends to elect to be taxed as a real estate investment trust for federal income tax purposes.

Forward Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2012.

MBS Valuation Characteristics
(in thousands of $s)
				Percentage	Weighted	Realized
	Current	Fair	Current	of	Average	Jan 2014 CPR
Asset Category	Face	Value	Price	Portfolio	Coupon	(Reported in Feb)
As of January 31, 2014
Adjustable Rate MBS	$4,922	$5,316	108.02	1.03%	3.92%	19.95%
10-1 Hybrid Rate MBS	76,682	76,880	100.26	14.92%	2.56%	6.24%
Hybrid Adjustable Rate MBS	76,682	76,880	100.26	14.92%	2.56%	6.24%
15 Year Fixed Rate MBS	81,132	85,241	105.06	16.54%	3.40%	1.22%
20 Year Fixed Rate MBS	30,607	31,765	103.78	6.16%	3.50%	1.31%
30 Year Fixed Rate MBS	266,959	287,326	107.63	55.75%	4.50%	2.06%
Total Fixed Rate MBS	378,698	404,332	106.77	78.45%	4.19%	2.23%
Total Pass-through MBS	460,302	486,528	105.70	94.40%	3.93%	3.88%
Interest-Only Securities	152,997	21,800	14.25	4.23%	4.47%	18.72%
Inverse Interest-Only Securities	49,349	7,048	14.28	1.37%	6.07%	14.02%
Structured MBS	202,346	28,848	14.26	5.60%	4.86%	17.65%
Total Mortgage Assets	$662,648	$515,376	-	100.00%	3.98%	9.45%

MBS Assets by Agency			Investment Company Act of 1940 (Whole Pool) Test
(in thousands of $s)			(in thousands of $s)
		Percentage			Percentage
	Fair	of		Fair	of
Asset Category	Value	Portfolio	Asset Category	Value	Portfolio
As of January 31, 2014			As of January 31, 2014
Fannie Mae	$289,540	56.2%	Whole Pool Assets	$455,257	88.3%
Freddie Mac	207,463	40.2%	Non Whole Pool Assets	60,119	11.7%
Ginnie Mae	18,373	3.6%	Total Mortgage Assets	$515,376	100.0%
Total Mortgage Assets	$515,376	100.0%

Repurchase Agreement Exposure By Counterparty
(in thousands of $s)
			Weighted
		% of	Average
	Total	Total	Maturity	Longest
As of January 31, 2014	Borrowings	Debt	in Days	Maturity
Citigroup Global Markets Inc	$144,149	31.3%	20	4/29/2014
Cantor Fitzgerald & Co	61,284	13.3%	14	2/14/2014
South Street Securities, LLC	48,721	10.6%	13	2/24/2014
Morgan Stanley & Co	48,367	10.5%	12	2/12/2014
Suntrust Robinson Humphrey, Inc	44,894	9.7%	12	2/12/2014
CRT Capital Group, LLC	37,229	8.1%	21	2/24/2014
KGS-Alpha Capital Markets, L.P	30,431	6.6%	21	3/25/2014
Goldman, Sachs & Co	24,017	5.2%	24	3/11/2014
Mizuho Securities USA, Inc	21,629	4.7%	46	4/10/2014
Total Borrowings	$460,721	100.0%	18	4/29/2014

MBS Risk Measures
(in thousands of $s)
Mortgage Assets
		Weighted
		Average	Weighted	Weighted	Modeled	Modeled
		Months	Average	Average	Interest	Interest
		To Next	Lifetime	Periodic	Rate	Rate
	Fair	Coupon Reset	Cap	Cap Per Year	Sensitivity	Sensitivity
Asset Category	Value	(if applicable)	(if applicable)	(if applicable)	(-50 BPS)*	(+50 BPS)*
As of January 31, 2014
Adjustable Rate MBS	$5,316	3	10.13%	2.00%	$11	$(22)
Hybrid Adjustable Rate MBS	76,880	109	7.55%	2.00%	2,005	(2,359)
Total Fixed Rate MBS	404,332	n/a	n/a	n/a	9,314	(11,621)
Total Pass-through MBS	486,528	n/a	n/a	n/a	11,330	(14,002)
Interest-Only Securities	21,800	n/a	n/a	n/a	(4,041)	3,888
Inverse Interest-Only Securities	7,048	-	4.21%	n/a	62	(287)
Structured MBS	28,848	n/a	n/a	n/a	(3,979)	3,601
Total Mortgage Assets	$515,376	n/a	n/a	n/a	$7,351	$(10,401)
Funding Hedges
					Modeled	Modeled
					Interest	Interest
			Average	Hedge	Rate	Rate
			Notional	Period	Sensitivity	Sensitivity
			Balance	End Date	(-50 BPS)*	(+50 BPS)*
Eurodollar Futures Contracts - Short Positions			$329,412	Dec-2018	$(6,322)	$7,000
Grand Total					$1,029	$(3,401)

*
Modeled results from Citigroup Global Markets, Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR OAS. These results are for illustrative purposes only and actual results may differ materially.

Contact:

Orchid Island Capital, Inc.
Robert E. Cauley
3305 Flamingo Drive, Vero Beach, Florida 32963
Telephone: (772) 231-1400